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                                 EXHIBIT 10.16

                            EMPLOYMENT AGREEMENT OF
                               DAVID L. SHEPHERD
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                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT made as of the 23rd day of April, 2001, between Westwood Corporation (hereinafter called the "Company"), and David L. Shepherd (hereinafter called "Shepherd").

          1.  Employment. The Company employs Shepherd who accepts employment
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upon the terms and conditions of this Agreement.

          2.  Term.  The term of employment provisions of this Agreement shall
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begin on April 23, 2001, and shall terminate on April 22, 2003.

          3.  Compensation.  For all services rendered by Shepherd, the Company
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shall pay him a salary of $127,500 a year, payable in equal monthly installments at the end of each month. Salary payment shall be subject to withholding and other applicable taxes. The Company shall have the opportunity to provide raises or increases to Shepherd, such decision to be subject to approval by the Board of Directors.

          4.  Bonus Compensation.  It will be the Company's policy to provide
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Shepherd, as an additional incentive, either on an annual or quarterly basis, additional bonus compensation in the form of additional cash payments at the discretion of the Board of Directors. Such bonus compensation, if any, shall be determined by the Board of Directors in consideration of such factors as the Company's profitability, change in asset size of the Company, number of employees, sales levels and growth in sales, and other factors determined by the Board of Directors as relevant in its decision.

          5.  Shepherd Stock Option.  The Company hereby grants Shepherd the
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option to purchase up to 50,000 common shares of the Company pursuant to the
1992 Incentive and Nonqualified Stock Option Plan, as amended (the "Plan"), with such terms and provisions as set forth in the Plan and in the Option Agreement attached to this Employment Agreement as Exhibit "A".

          6.  Duties.  Shepherd is to be employed as the Secretary/Treasurer and
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Chief Financial Officer of the Company and will be charged with all activities related thereto and as assigned by the President. Shepherd shall devote all time, attention and energies to the Company's business.

          7.  Expenses.  Shepherd may incur reasonable expenses in connection
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with the Company's business, including expenses for entertainment, travel expenses and similar items. The Company will reimburse Shepherd for all such expenses upon the periodic presentation of an itemized account of such expenditures.

          8.  Vacations.  Shepherd shall be entitled to a vacation of two weeks
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during the first year of employment, three weeks during the second year of employment, and four weeks of
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vacation for each year of employment thereafter, during which time his compensation shall be paid in full.

          9.   Death During Employment.  If Shepherd should die during the term
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of employment, the Company shall pay to the estate of Shepherd the compensation which would otherwise be payable to him up to the end of the month in which his death occurs. In addition, the Company shall pay an additional two (2) months salary, within 60 days after the death of Shepherd, to his widow or, if he is not survived by his widow, to Shepherd's surviving children in equal shares or, if there are no such surviving children, to his estate. In the event of Shepherd's death, all other rights and benefits Shepherd (or his estate) may have under the employee and/or group or executive benefit plans and programs of the Company generally, as permitted by law, shall be determined in accordance with the terms and conditions of such plans and programs.

          10.  Termination of Employment.
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          (a)  Due Cause.  Nothing herein shall prevent the Company from
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terminating Shepherd for "Due Cause" (as hereinafter defined), in which event
Shepherd shall be entitled to receive his salary on a pro rata basis to the date of termination. In the event of such termination for Due Cause, all other rights and benefits Shepherd may have under the employee and/or group or executive benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs. The term "Due Cause" shall mean (i) Shepherd has committed a willful criminal act, such as embezzlement, against the Company intending to enrich himself at the expense of the Company, (ii) a finding by the Board of Directors that Shepherd has engaged in misconduct materially injurious to the Company or any of its Subsidiaries or their reputation or that Shepherd has committed gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or
(iii) Shepherd fails to carry out his duties in gross dereliction of duty and, after receiving written notice to such effect from the President or Board of Directors, Shepherd fails to cure the existing problem within thirty (30) days.

          (b)  Disability.  In the event Shepherd suffers a Disability, this
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Agreement shall terminate three (3) months after the date on which the
Disability occurs and Shepherd shall be entitled to his salary through the end of the month in which is employment is terminated due to the Disability.

          (c)  Voluntary Termination.  Shepherd may voluntarily terminate his
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employment under this Agreement at any time by providing at least thirty  (30)
days prior written notice to the Company. In such event, Shepherd shall be entitled to receive his salary until the date his employment terminates and all other rights and benefits Shepherd may have under the employee and/or group or executive benefit plans and programs of the Company, generally, shall be determined in accordance with the terms and conditions of such plans and programs.

          (d)  Termination for other than Due Cause.  This Contract does not
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prevent the Board of Directors from terminating the employment of Shepherd for any other reason at its

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discretion. In such event that Shepherd's employment is terminated for any reason not set forth in subsections (a) through (c) of this paragraph, Shepherd shall be paid the remaining salary payments, including existing benefits, through April 22, 2003, or six months salary, including existing benefits, if termination occurs later than October 22, 2002.

          11.  Assignment.  Shepherd acknowledges that the services to be
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performed by him are unique and personal. Accordingly, Shepherd may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

          IN WITNESS WHEREOF, the parties have signed this Agreement.


                                 WESTWOOD CORPORATION


                                   /s/ Ernest H. McKee
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                                 Ernest H. McKee
                                 President



                                 Shepherd:



                                   /s/ David L. Shepherd
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                                 David L. Shepherd

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